UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 25, 2007

Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164
(Commission File Number)	(IRS Employer Identification No.)

4809 Cole Avenue, Suite 108
Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting held on January 25, 2007, the Board of Directors (the “Board”) of Toreador Resources Corporation (“Toreador”) approved (i) the 2007 annual base salaries for the executive officers; and (ii) the payments pursuant to the 2006 Short-Term Incentive Compensation Plan.

Executive Officer Annual Base Salaries

On January 25, 2007, the Board approved the 2007 annual base salaries of the executive officers as follows:

1.	Nigel Lovett:	$428,400
2.	Michael J. FitzGerald:	$275,000
3.	Douglas W. Weir:	$255,000
4.	Charles J. Campise:	$168,000

Toreador does not have written employment agreements with any of the executive officers named above, except for Michael J. FitzGerald, its Senior Vice President – Exploration and Production.

A summary of the compensation of each of the executive officers named above (which summary reflects the foregoing base salaries) is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Payments Pursuant to 2006 Short-Term Incentive Compensation Plan

Pursuant to the 2006 Short-Term Incentive Compensation Plan, on January 25, 2007, the Board authorized the payment of an aggregate of $981,875 to mid-level and upper-level management, including the following payments to the four executive officers during 2006:

1.	G. Thomas Graves III:	$189,000
2.	Michael J. FitzGerald:	$89,438
3.	Douglas W. Weir:	$93,750
4.	Charles J. Campise:	$46,500

Grant of Common Stock to G. Thomas Graves III

On January 25, 2007, pursuant to the terms of the 2005 Long-Term Incentive Plan, Toreador granted G. Thomas Graves III 20,900 shares of common stock without restriction on transferability.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Summary Sheet: 2007 Executive Officer Annual Base Salaries

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date: January 31, 2007

By:	/s/ Douglas W. Weir

Douglas W. Weir, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Summary Sheet: 2007 Executive Officer Annual Base Salaries